UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

SELECT COMFORT CORPORATION
(Name of Registrant as Specified in Its Charter)

BLUE CLAY CAPITAL PARTNERS CO III LP BLUE CLAY CAPITAL MASTER FUND LTD BLUE CLAY CAPITAL MANAGEMENT, LLC GARY S. KOHLER BRIAN R. DURST ADAM J. WRIGHT BRIAN A. SPALY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Blue Clay Capital Management, LLC, together with the other the participants named herein (collectively, “Blue Clay”), has filed a definitive proxy statement with the Securities and Exchange Commission and an accompanying BLUE proxy card to be used to solicit votes for the election of Blue Clay’s slate of two highly-qualified director nominees to the Board of Directors of Select Comfort Corporation, a Minnesota corporation (the “Company”), at the Company’s upcoming 2015 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On April 22, 2015, Blue Clay issued the following press release regarding its Investor Presentation, which is attached as Exhibit 1.

BLUE CLAY ISSUES DETAILED INVESTOR PRESENTATION ON SELECT COMFORT CORPORATION

Chronicles Select Comfort’s History of Financial and Stock Price Underperformance and
Value-Destructive Capital Allocation Decisions

Demonstrates the Urgent Need for Change on the Select Comfort Board

Urges All Shareholders to Vote the BLUE Proxy Card Today to Elect Blue Clay Nominees
Brian A. Spaly and Adam J. Wright at 2015 Annual Meeting

Minneapolis, MN – April 22, 2015 – Blue Clay Capital Management, LLC (together with its affiliates and other participants in its solicitation, “Blue Clay”), beneficial owners of 1,053,435 shares of common stock of Select Comfort Corporation (NASDAQ: SCSS) (“Select Comfort” or the “Company”), today released a detailed presentation to fellow shareholders in connection with the election of Blue Clay’s two highly-qualified nominees, Brian A. Spaly and Adam J. Wright, to the Company’s board of directors at the upcoming 2015 Annual Meeting.  Shareholders can access Blue Clay’s presentation, which has been filed with the SEC, at the following link:  https://okapivote.com/selectcomfort

The presentation chronicles Select Comfort’s history of:

•	Stock price underperformance during the tenure of CEO Shelly Ibach;

•	Deterioration of the Company’s financial results as a result of persistent execution failures and undisciplined spending;

•	Repeated failures to meet stated performance objectives regarding operating margins, earnings per share and new store growth; and

•	Capital allocation decisions made by the current Board that have destroyed value for shareholders.

The presentation also demonstrates the current Board’s poor corporate governance practices, excessive tenure, interlocking relationships and cronyism, and misalignment with shareholders, and why Blue Clay believes the Board as currently constituted lacks the independence, commitment and forward-thinking that is needed to enhance long-term shareholder value.  The presentation further highlights Blue Clay’s views that its nominees are far better qualified to drive real change for the benefit of all shareholders and would bring the fresh perspectives and new insight that are desperately needed on the Board.

PLEASE SIGN, DATE AND MAIL THE BLUE PROXY CARD TODAY

If you have any questions, require assistance with voting your BLUE proxy card, or need additional copies of Blue Clay’s proxy materials, please contact our proxy solicitor, Okapi Partners LLC, at the numbers listed below.

About Blue Clay Capital Management:

Blue Clay Capital Management is an alternative investment management firm with an experienced team focused on small- and mid-cap publicly-traded securities.  With a focus on capital preservation and through our fundamental and long-term investment approach, Blue Clay aims to deliver superior absolute results.  The firm is located in Minneapolis, Minnesota and was founded in 2011 by Gary Kohler, Adam Wright and Brian Durst.

Investor Contact:
Fred Steiner
Blue Clay Capital Management
(612) 200-1748

Okapi Partners
Bruce H. Goldfarb/Charles Garske
(212) 297-0720
(855) 208-8902 (Toll-Free)